Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

HCC INSURANCE HOLDINGS, INC.

(Effective as of May 23, 2012)

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6.7.	Chief Executive Officer.	12
6.8.	President.	13
6.9.	Chief Financial Officer.	13
6.10.	Secretary.	13
6.11.	Treasurer.	13
6.12.	Assistant Secretaries and Assistant Treasurers.	14
6.13.	Officer’s Bond.	14
6.14.	Action with Respect to Securities of Other Corporations.	14
ARTICLE VII. — INDEMNIFICATION OF OFFICERS AND DIRECTORS		14
7.1.	General.	14
7.2.	Determination.	15
7.3.	Reimbursement in Advance.	15
7.4.	Not Exclusive.	16
7.5.	Insurance.	16
7.6.	Indemnification of Others.	16
7.7.	Nature of Rights.	16
7.8.	Miscellaneous.	16
ARTICLE VIII. — SHARE CERTIFICATES		17
8.1.	Certificates Representing Shares.	17
8.2.	Issuance of Fractional Shares or Scrip.	17
8.3.	Lost, Stolen, or Destroyed Certificates.	18
8.4.	Transfer of Shares.	18
8.5.	Record Date.	18
8.6.	Dates of Consents to Action.	18
ARTICLE IX. — VOTING TRUSTS AND VOTING AGREEMENTS		19
9.1.	Voting Trusts.	19
9.2.	Voting Agreements.	19
ARTICLE X. — GENERAL PROVISIONS		19
10.1.	Distribution.	19
10.2.	Reserves.	20
10.3.	Checks.	20
10.4.	Fiscal Year	20
10.5.	Seal.	20
10.6.	Books and Records.	20
10.7.	Reliance upon Books, Reports and Records.	20
10.8.	Pronouns.	21
ARTICLE XI. — AMENDMENTS		21

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ARTICLE I. — MEETINGS OF STOCKHOLDERS

1.1.         Time and Place of Meetings.  Meetings of stockholders for any purpose may be at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 1.12 of these Bylaws in accordance with Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

1.2.         Annual Meetings.

(a)           Annual meetings of stockholders for the election of directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Delaware and at such date and time as shall be designated by the Board of Directors within thirteen (13) months of the last annual meeting and stated in the notice of the meeting.

(b)           For nominations of persons for election to the Board of Directors or the proposal of other business to be properly brought before an annual meeting by a stockholder (1) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in subclause (c)(vi) of subparagraph (b), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) or more than one hundred twenty (120) days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of the corporation owned of record by the stockholder and such beneficial owner as of the record date for such meeting, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business, (iv) a description of any agreement, arrangement or understanding with respect to the nomination or other business between such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D pursuant the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transaction and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manager risk or benefit from changes in the share prices of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of the corporation’s capital stock and the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding as of the record date for the meeting, and (vi) whether either such stockholder or beneficial owner intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”) or otherwise solicit proxies for such meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation, including information relevant to a determination as to whether such proposed nominee can be considered independent.

(c)           Notwithstanding anything in the second sentence of Section 1.2(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least fifty-five (55) days prior to the Anniversary, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(d)           Other than persons nominated by the Board of Directors, only persons nominated in accordance with the procedures set forth in this section shall be eligible to stand for election and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.  The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)           For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(f)            Notwithstanding the foregoing provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this section.  Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.3.         Special Meetings.

(a)           Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors.  A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

(b)           Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1.2.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Section 1.2(b) shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)           Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this section.  Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.4.         Notice of Annual or Special Meeting.

(a)           Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.  However, no notice need be given to a stockholder if (i) notice of two consecutive annual meetings and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any certificate or document filed with the Secretary of State, that certificate or document may state that notice was duly given to all persons to whom notice was required to be given.  If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

(b)           When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken.  If, after adjournment, the Board of Directors fixes a new record date for the adjourned meeting or if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder who is entitled to vote at such adjourned meeting.  At any adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

1.5.         Quorum of Stockholders.  Unless provided in the certificate of incorporation or by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders.  Unless otherwise provided in the certificate of incorporation, once a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.  Unless otherwise provided in the certificate of incorporation, the stockholders represented in person or by proxy at a meeting of stockholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

1.6.         Conduct of the Stockholders Meeting.  At every meeting of the stockholders, the Chairman of the Board, if there is a person holding such position, or if not or in his absence, the Chief Executive Officer of the corporation, or in his absence, the President or a Vice President designated by the Chairman of the Board or the Chief Executive Officer, or, in the absence of the President or Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy shall act as chairman.  The Secretary of the corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting.

1.7.         Act of Stockholders.  With respect to any matter other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present in person or represented by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number is required by law or by the certificate of incorporation.  Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present, unless the vote of a greater number is required by the certificate of incorporation.

1.8.         Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the certificate of incorporation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series, or as otherwise provided by law.  At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or as many persons as there are directors to be elected and for whose election he has the right to vote.  The vote on any matter before the meeting shall be by ballot only if so ordered by the person presiding at the meeting or if so requested by any stockholder present, in person or by proxy, at the meeting and entitled to vote on such matter.

1.9.         Proxies.  At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest or unless otherwise made irrevocable by law.

1.10.       Voting List.  The officer or agent having charge of the stock ledger for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be held open for examination by any stockholder in the manner provided by law.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.  The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger or to vote in person or by proxy at any such meeting of stockholders.

1.11.       Action by Written Consent Without a Meeting.  Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceeds of meetings of stockholders are recorded.  Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner required by this section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the corporation’s principal place of business shall be addressed to the Chief Executive Officer of the corporation.

A telegram, telex, cablegram, or other electronic transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this section.  Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

1.12.       Remote Communication.  If authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directions amay adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by mean s remote communication:

(a)           Participate in a meeting of stockholders; and

(b)           Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

Provided, that

(i)            The corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder;

(ii)           The corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)          If any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II.  — BOARD OF DIRECTORS

2.1.         Powers.  The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors of the corporation, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation, or these bylaws directed or required to be exercised and done by the stockholders.

2.2.         Number of Directors.  The number of directors of the corporation constituting the Board of Directors shall be at least five (5) and no more than fifteen (15) and shall otherwise be fixed from time to time by resolution of the Board of Directors.  No decrease shall have the effect of shortening the term of any incumbent director.

2.3.         Election and Term.  At each annual meeting the holders of shares entitled to vote in the election of directors as herein provided shall elect directors to hold office until the next succeeding annual meeting.  Unless removed in accordance with the provisions of these bylaws, each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.  Directors need not be residents of the State of Delaware or stockholders of the corporation.

2.4.         Vacancies.  Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of stockholders called for that purpose or by the affirmative vote of the majority of the remaining directors, although less than a quorum of the Board of Directors, or by a sole remaining director.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of stockholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders.  Notwithstanding the prior provision of this section, whenever the holders of any class or series of shares are entitled to elect one or more directors by the certificates of incorporation, any vacancies in such directorships and any newly created directorship of such class or series to be filled by reason of any increase in the number of such directors shall be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected then in office or by the vote of the holders of the outstanding shares of such class or series.  Such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole, unless otherwise provided in the certificate of incorporation.

2.5.         Resignation and Removal.

(a)           Any director may resign at any time upon giving written notice to the corporation.  The resignation shall take effect at the time specified therein, or if no time is specified at the time of its receipt by the Secretary.  The acceptance of a resignation shall not be necessary to make it effective. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws in the filling of other vacancies.

(b)           At any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in these bylaws.  If the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the certificate of incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series.

2.6.         Compensation of Directors.  As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary in their capacity as directors.  This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

2.7.         Interested Directors.  No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof, which authorize the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholder; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

2.8.         Committees.

(a)           There are hereby established as committees of the Board of Directors an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Investment and Finance Committee, each of which shall have the powers and authority of the Board of Directors to the extent provided for in the charters for each committee adopted by the Board of Directors.  Members of such committees shall meet the requirements of the applicable charter for the respective committee as adopted by the Board of Directors consistent with applicable rules and regulations for membership thereon. These standing committees shall exercise such powers as may be specifically delegated to them by their respective charters or by the Board of Directors and act upon such matters as may be referred to them from time to time for study and recommendation by the Board of Directors or the Chief Executive Officer.

(b)           In addition to the committees established and described in Section 2.8(a), the Board of Directors may from time to time designate other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(c)           Unless otherwise determined in the charter for the committee as adopted by the Board of Directors, each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. Unless otherwise determined in the charter for the committee as adopted by the Board of Directors, a majority of the total number of members of any committee shall constitute a quorum for the transaction of business, and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III.— MEETINGS OF THE BOARD

3.1.         General.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

3.2.         First Meeting.  The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of stockholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

3.3.         Regular Meetings.  Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

3.4.         Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary on the written request of at least one-third (1/3) of the members of the Board of Directors.  Notice of each special meeting of the Board of Directors shall be given to each director in accordance with Section 4.1.

3.5.         Business at Meeting.  Except as may be otherwise provide by law or by the certificate of incorporation or by the bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6.         Quorum of Directors.  A majority of the number of directors fixed by, or in the manner provided in, the certificate of incorporation or these bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law, the certificate of incorporation, or these bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.7.                            Act of Directors’ Meeting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the certificate of incorporation, or these bylaws.

3.8.                            Action by Written Consent Without a Meeting.  Any action required or permitted by law, the certificate of incorporation, or these bylaws to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors or committee, as the case may be, and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV. — NOTICES

4.1.                            Giving of Notice.  Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least forty-eight (48) hours in advance of the meeting, or (c) by sending written notice via first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

4.2.                            Waiver of Notice.  Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V. — TELEPHONE MEETINGS

Unless otherwise restricted by the certificate of incorporation, members of the Board of Directors or members of any committee designated by such Board of Directors may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting conducted pursuant to this Article shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI. — OFFICERS

6.1.                            Executive Officers.  The officers of the corporation shall consist of a Chief Executive Officer and a Secretary, each of whom shall be elected by the Board of Directors as provided in Section 6.2.  Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be permitted by these bylaws.  Two or more offices may be held by the same person.

6.2.                            Election and Qualification.  The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chief Executive Officer and a Secretary and may elect one or more other officers, none of whom need be a member of the Board of Directors.  The Board of Directors shall also appoint a Chairman of the Board from among its members.  The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board of Directors deems advisable.

6.3.                            Other Officers and Agents.  The Board of Directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors by resolution not inconsistent with these bylaws.

6.4.                            Compensation.  The compensation of all executive officers of the corporation (as defined in Section 16 of the Exchange Act) shall be fixed from time to time by the Board of Directors (subject to any employment agreements that may be in effect between the corporation and the relevant officer), and the Board of Directors may refer compensation matters for review, consideration and recommendation to the Compensation Committee established pursuant to these Amended and Restated Bylaws.

6.5.                            Term, Removal, and Vacancies.  The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office.  Any officer, agent, or member of a committee elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer, agent, or member of a committee shall not of itself create contract rights.  Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

6.6.                            Chairman of the Board.  The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and stockholders.  In addition, the Chairman of the Board shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors. The Chairman of the Board shall be independent and not the principal executive officer of the corporation.

6.7.                            Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the corporation and shall exercise such duties as customarily pertain to the office of chief executive officer.  He shall report to the Board of Directors and shall be responsible for the day-to-day management and business operations of the corporation and any such other duties as may from time to time be prescribed by the Board of Directors. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision of all of the other officers (other than the Chairman of the Board), employees and agents of the corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and stockholders.

6.8.                            President.  The President, if one be elected, shall report to the Chief Executive Officer and shall have general responsibility for the management and control of the operations of the corporation. He shall have such powers and perform such duties as customarily pertain to the office of President or may from time to time be prescribed by the Board of Directors.  Subject to the direction of the Board of Directors and the Chief Executive Officer, the President shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision of all of the other officers (other than the Chairman of the Board or any Vice Chairman or the Chief Executive Officer), employees and agents of the corporation.  In the absence of the Chief Executive Officer, or if no Chief Executive Officer has been elected, the President shall have all the powers of the Chief Executive Officer.

6.9.                            Chief Financial Officer.  The Chief Financial Officer, if one be elected, shall report to the Chief Executive Officer (or another officer so designated by the Chief Executive Officer) and shall be the principal financial officer of the corporation. He shall have responsibility for the financial affairs of the corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the controller, if any, of the corporation. The Chief Financial Officer is authorized to sign any document filed with the Securities and Exchange Commission or any state securities commission on behalf of the corporation and shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors or the Chief Executive Officer.Vice Presidents.  Each Vice President (one or more of whom may be designated as an Executive Vice President or Senior Vice President), if any be elected, shall have such powers and perform such duties as shall be assigned to him by the Board of Directors or the Chief Executive Officer.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer and President, if any, perform the duties and have the authority and exercise the powers of the Chief Executive Officer.

6.10.                     Secretary.  The Secretary shall attend all meetings of stockholders and record all of the proceedings of the meetings of the stockholders in a minute book to be kept for that purpose and shall perform like duties for the Board of Directors and the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, such seal shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

6.11.                     Treasurer.  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements, and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Chief Executive Officer or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

6.12.                     Assistant Secretaries and Assistant Treasurers.  Each Assistant Secretary and Assistant Treasurer, if any are elected, shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of such officer.  In addition, Assistant Secretaries and Assistant Treasurers shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

6.13.                     Officer’s Bond.  If required by the Board of Directors, any officer so required shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

6.14.                     Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VII. — INDEMNIFICATION OF OFFICERS AND DIRECTORS

7.1.                            General.

(a)                                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(b)                                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court or Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)                                  To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

7.2.                            Determination.  The indemnification contained in Section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized by the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1.  Such determination shall be made:

(a)                                 by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding;

(b)                                 if such a quorum cannot be obtained, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(c)                                  by a majority of the stockholders.

7.3.                            Reimbursement in Advance.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

7.4.         Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested director, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.5.         Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

7.6.         Indemnification of Others.  The corporation may indemnify to the extent of the provisions set forth herein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.  Any such employee or agent desiring indemnification shall make written application for such indemnification to the Board of Directors of the corporation.  A special meeting of the directors shall be called within ten (10) days after receipt of such application to determine if the person so applying shall be indemnified, and if so, to what extent.

7.7.         Nature of Rights.  The rights conferred upon indemnitees in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

7.8.         Miscellaneous.  For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, and agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VIII. — SHARE CERTIFICATES

8.1.         Certificates Representing Shares.  The corporation shall deliver certificates representing all shares to which stockholders are entitled.  Such certificates shall be numbered and shall be entered in the stock ledger of the corporation as they are issued, and shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.  If the corporation is authorized to issue shares of more than one class or more than one series of any class, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full or summary statement of all of the designations, preferences, limitations, and relative rights of the shares of each class or series thereof authorized to be issued, or (2) shall conspicuously state on the face or back of the certificate that the corporation will furnish the powers, designations, preferences, and relative, participating, optional, or other special rights thereof and the qualifications, limitations, or restrictions of such preferences and rights to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.  Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

8.2.         Issuance of Fractional Shares or Scrip.  The corporation may (1) issue fractions of a share represented by a certificate, (2) arrange for the disposition of fractional interests by those entitled thereto, (3) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (4) issue scrip or warrants in registered form or in bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of scrip or warrants aggregating a full share.  The holder of a certificate for a fractional share shall be entitled to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.  The holder of scrip or warrants shall not be so entitled.  The Board of Directors may cause scrip or warrants to be issued subject to such conditions which the Board of Directors may determine advisable.

8.3.         Lost, Stolen, or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate or certificates alleged to have been lost, stolen, or destroyed.

8.4.         Transfer of Shares.  Transfers of shares of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation.  Except where a certificate is issued in accordance with Section 8.3 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.  The transaction shall be recorded upon the books of the corporation.

8.5.         Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  Except as otherwise provided in these bylaws, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If no record date is fixed for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

8.6.         Dates of Consents to Action.  Whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors and no prior action of the Board of Directors is required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  Delivery to the corporation’s principal place of business shall be addressed to the Chief Executive Officer of the corporation.  If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

8.7          Issuance of Stock Without Paper Stock Certificates.  The Corporation shall permit the issuance of book-entry, or uncertificated shares, giving it the option to issue shares without paper stock certificates.

ARTICLE IX. — VOTING TRUSTS AND VOTING AGREEMENTS

9.1.         Voting Trusts.  Any number of stockholders of the corporation may enter into a written voting trust agreement for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent shares of the corporation.  The shares that are to be subject to the agreement shall be transferred to the trustee or trustees for the purposes of the agreement, and a counterpart of the agreement shall be deposited with the corporation at its registered office in the State of Delaware.  The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

9.2.         Voting Agreements.  Any number of stockholders of the corporation, or any number of stockholders of the corporation and the corporation itself, may enter into a written voting agreement for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement.  A counterpart of the agreement shall be deposited with the corporation at its registered office in the State of Delaware and shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation.

ARTICLE X. — GENERAL PROVISIONS

10.1.       Distribution.  The Board of Directors from time to time may authorize and the corporation may make distributions in cash, in property, or in its own shares as the Board of Directors may determine, except when the authorization or payment thereof would be contrary to any restrictions contained in the certificate of incorporation.  Such distributions may be declared at any regular or special meeting of the Board of Directors, and the authorization and payment shall be subject to all applicable provisions of law, the certificate of incorporation, and these bylaws.

10.2.       Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the director shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

10.3.       Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

10.4.       Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and unless otherwise fixed, shall be the calendar year ending December 31.

10.5.       Seal.  The corporate seal shall be in such form as may be prescribed by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced upon instruments of any nature required to be executed by its proper officers.

10.6.       Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors, and each committee of its Board of Directors.  The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current stockholders of the corporation and the number and class of shares issued by the corporation held by each of them.  Any books, records, minutes, and stock ledgers may be in written form or in any other form capable of being converted into written form within a reasonable time.  Any stockholder, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, the corporation’s relevant books and records of account, minutes, and stock ledgers, and to make extracts therefrom.

10.7.       Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

10.8.       Pronouns.  All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE XI. — AMENDMENTS

These bylaws of the corporation shall be adopted by its Board of Directors.  Unless the certificate of incorporation or a bylaw adopted by the stockholders provides otherwise as to all or some other portion or portions of the corporation’s bylaws, these bylaws may be altered, amended, or repealed, and new bylaws may be adopted, by a majority of the Board of Directors or by affirmative vote of a majority of the shares entitled to vote at any regular or special, meeting of the stockholders at which a quorum is present and represented in person or by proxy subject to repeal or change by action of the stockholders.  The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the certificate of incorporation.